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                                                                    EXHIBIT 23.8
                           T.J. SMITH & COMPANY, INC.
                             OIL AND GAS CONSULTING
                             1331 LAMAR, SUITE 1340
                            HOUSTON, TEXAS 77010-3027

                               TEL: (713) 651-0651
                               FAX: (713) 655-7613

                      CONSENT OF T.J. SMITH & COMPANY, INC.

        As independent oil and gas consultants, T.J. Smith & Company, Inc. hereby consents to the use of our reserve report dated as of December 31, 2001 and to all references to our firm included in or made a part of the Mission Resources Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 to be filed on or about March 25, 2003, and to the incorporation by reference thereof into Mission Resources Corporation's previously filed Registration Statements on Form S-8 (File Nos. 333-63562, 333-54798, 333-57827, 333-27707 and 33-91326).

                                        T.J. Smith & Company, Inc.


                                        By:   /s/ T.J. Smith
                                             ---------------------
                                             T.J. Smith, P.E.

Houston, Texas
April 4, 2003